PRICING SUPPLEMENT NO. 69                                       Rule 424(b)(3)
DATED: September 18, 2000                                   File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $60,000,000 Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
9/20/2000

Maturity Date: 9/20/2002      CUSIP#: 073928rt2

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Monthly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  6.82%            Interest Payment Period: Monthly

Index Maturity:  One Month

Spread (plus or minus): +0.20%

* On the 20th of each month prior to the Maturity Date.

** On the 20th of each month and at the Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.